EXHIBIT 32.1

CERTIFICATION

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the quarterly report on Form 10-Q of Zoom Telephonics, Inc. (the "Company") for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Frank B. Manning, President, Chief Executive Officer and Acting Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014	/s/ Frank B. Manning
Name: Frank B. Manning Title: President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)